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                                                                 Exhibit 12.1

                      [Alvin H. Bender, C.P.A. Letterhead]

                                  July 16, 1999

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

        RE:  REGISTRATION STATEMENT ON FORM 10-SB OF FUTUREONE, INC.

Gentlemen:

      I have read the section titled "Changes In And Disagreements With Accountants" included in the Registration Statement on Form 10-SB dated July 19, 1999 of FutureOne, Inc. filed with the Securities and Exchange Commission and am in agreement with the statements contained therein.

                                          Very truly yours,

                                          /s/ Alvin H. Bender

BPD/lba

Enclosures

Copy:   Kendall Q. Northern